Exhibit 23.7

(Part 1 of 2)

February 15, 2016

Dr. José Antonio González Anaya

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

11300 Ciudad de México

México

Dear Dr. González Anaya:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in this Amendment No. 2 to the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production—Reserves” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2014, (the “Form 20-F”); and (c) the incorporation by reference in the Form F-4 of our audit letter describing our review of the estimates of Petróleos Mexicanos’ proved oil, condensate, natural gas, and oil equivalent reserves as of January 1, 2015, for 29 fields located offshore Mexico in the Northeastern Marine Region, which audit letter was originally filed as Exhibit 10.4 to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:	/S/ ROBERT C. BARG, P.E.
Robert C. Barg, P.E.
President

Exhibit 23.7

(Part 2 of 2)

February 15, 2016

Dr. José Antonio González Anaya

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

11300 Ciudad de México

México

Dear Dr. González Anaya:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in this in the Amendment No. 2 to the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production—Reserves” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2014, (the “Form 20-F”); and (c) the incorporation by reference in the Form F-4 of our audit letter describing our review of the estimates of Petróleos Mexicanos’ proved oil, condensate, natural gas, and oil equivalent reserves as of January 1, 2015, for 110 fields located onshore Mexico in the Southern Region, which audit letter was originally filed as Exhibit 10.4 to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:	/S/ ROBERT C. BARG, P.E.
Robert C. Barg, P.E.
President